Exhibit 99.1

Xoom Reports Fourth Quarter and Full Year 2014 Results

-	Fourth Quarter Revenue of $43.9 Million, increase of 37% from Q4 2013
-	Annual Revenue of $159.1 Million, increase of 30% from 2013
-	Fourth Quarter Gross Sending Volume of $1.8 Billion, increase of 29% from Q4 2013
-	2014 Gross Sending Volume of $6.9 Billion, increase of 24% from 2013
-	1,278,646 Active Customers, increase of 21% from Q4 2013
-	Xoom moves to Gross Additional Customer metric

SAN FRANCISCO, Calif., February 10, 2015 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the fourth quarter and full year 2014.

For Q4 2014:

•	Revenue for the fourth quarter was $43.9 million, an increase of 37% from the fourth quarter of 2013.
•	Gross profit for the fourth quarter was $32.1 million, an increase of 46% from the fourth quarter of 2013.
•	GAAP loss for the fourth quarter of 2014 included a $30.8 million business e-mail compromise (“BEC”) fraud loss as disclosed in the Form 8-K filed on January 5, 2015.
•	GAAP net loss for the fourth quarter was $28.5 million, or a loss of $0.74 per diluted share, compared to net income of $1.2 million, or $0.03 per diluted share, for the fourth quarter of 2013.
•	Adjusted EBITDA for the fourth quarter was $6.5 million, compared to $3.3 million for the fourth quarter of 2013.
•	Non-GAAP net income per diluted share for the fourth quarter was $0.12, compared to net income of $0.06 per diluted share for the fourth quarter of 2013.

For Full Year 2014:

•	Revenue for 2014 was $159.1 million, an increase of 30% from 2013.
•	Gross profit for 2014 was $113.7 million, an increase of 35% from 2013.
•	GAAP loss for 2014 included a $30.8 million business e-mail compromise (“BEC”) fraud loss as disclosed in the Form 8-K filed on January 5, 2015.
•	GAAP net loss for 2014 was $26.3 million, or a loss of $0.69 per diluted share, compared to net income of $6.3 million, or $0.17 per diluted share, for 2013.
•	Adjusted EBITDA for 2014 was $20.1 million, compared to $14.4 million for 2013.
•	Non-GAAP net income per diluted share for 2014 was $0.35, compared to net income of $0.27 per diluted share for 2013.
•	Cash, cash equivalents, disbursement prefunding and short-term investments were $250.2 million as of December 31, 2014, compared to $249.5 million as of December 31, 2013.
•	Outstanding amount due under the line of credit was $28.0 million as of December 31, 2014. There was no outstanding balance under the line of credit as of December 31, 2013.

“We performed well across all key corridors leading to strong results in the quarter,” said John Kunze, president and chief executive officer, Xoom. “We are pleased to enter 2015 from a position of strength, having executed against several important initiatives including introducing Bill Pay and launching our money transfer service to China, and we will continue to improve our global product, enhance the efficiency of our marketing efforts and target country-specific initiatives to deliver the highest quality experience for our customers.”

Operating Metrics

•	Gross sending volume for the quarter grew 29% to $1.8 billion from the fourth quarter of 2013.
•	Transactions for the quarter grew 27% to 3,477,440 from the fourth quarter of 2013.
•	Active customers for the quarter grew 21% to 1,278,646 from the fourth quarter of 2013.
•	Gross additional customers for the quarter increased by 10% to 145,209 from the fourth quarter of 2013.
•	New customers for the quarter increased by 5% to 118,072 from the fourth quarter of 2013.

Highlights and Strategic Announcements

During the quarter, Xoom launched Xoom Bill Pay, a cutting edge technology platform that transforms cross-border bill payments, allowing customers to pay their loved ones’ bills online. Xoom Bill Pay was launched to major utility providers in five countries.

In early 2015, Xoom launched its money transfer services to China.

Business Outlook

For Q1 2015, Xoom is targeting the following:

•	Revenue to be between $42.0 million and $44.0 million.
•	Adjusted EBITDA to be between $1.0 million and $3.0 million.
•	GAAP net loss per diluted share to be in the range of $0.11 to $0.05.
•	Non-GAAP net income (loss) per diluted share to be in the range of $(0.02) to $0.03.

For Full Year 2015, Xoom is targeting the following:

•	Revenue to be between $190.0 million and $195.0 million.
•	Adjusted EBITDA to be between $20.0 million and $25.0 million.
•	GAAP net income (loss) per diluted share to be in the range of $(0.05) to $0.07.
•	Non-GAAP net income per diluted share to be in the range of $0.29 to $0.40.

Updated Key Metrics Disclosure

Our business strategy and marketing efforts are designed to drive growth among all customers within our active customer base. As our business grows, previously inactive customers who transacted with us at least once and then return to transact with us for the first time in more than twelve months are steadily contributing to the growth of that base. We refer to these customers as “win-backs.”  Because win-backs have transacted with us before, they do not fall within our definition of “new customers,” a key metric we have disclosed in prior periods. We refer to the sum of “new customers” and “win-backs” as “gross additional customers.” To properly reflect the importance of both new customers and win-backs across all our product lines to our business, beginning in Q1 2015, we will disclose only gross customer additions in any given period. Management views the number of gross additional customers as a key driver of business growth and revenue, and moving to the gross additional customer metric more accurately reflects how we run the business.

We have provided historical data for gross additional customers and the cost per acquisition of a gross additional customer in the “Key Metrics” tables below, in addition to the previously disclosed key metrics.

Conference Call

Xoom plans to host a conference call today to review its fourth quarter and full year 2014 results and to discuss its financial outlook for the first quarter and full year 2015. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314.   The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com.  The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider that enables consumers to send money to and pay bills for family and friends around the world in a secure, fast and cost-effective way, using their mobile phone, tablet or computer. During the 12 months ended December 31, 2014, Xoom’s more than 1.2 million active customers sent approximately $6.9 billion with Xoom. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets and services, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the United States or in countries to which its customers transfer money or pay bills; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the United States or in countries to which its customers transfer money or pay bills; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of mobile phones and devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Annual Report on Form 10-K for the year ended December  31, 2013 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, expenses related to stock-based compensation, and business e-mail compromise (“BEC”) fraud loss.  Depreciation and other amortization expense includes impairment related to long-lived assets. Non-GAAP net income and non-GAAP net income per diluted share exclude expenses related to stock-based compensation, amortization of acquired intangible asset, and business e-mail compromise (“BEC”) fraud loss. Adjusted EBITDA and non-GAAP net income and non-GAAP net income per diluted share exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. A loss of $30.8 million due to business e-mail compromise (“BEC”) fraud has been excluded from adjusted EBITDA and non-GAAP net income to reflect normalized business performance since it is expected to be a nonrecurring expense.  Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem, CFA

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2014	2013
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$67,216	$110,979
Disbursement prefunding	71,167	33,799
Short-term investments	111,777	104,678
Customer funds receivable	18,590	16,381
Prepaid expenses and other current assets	5,417	4,237
Total current assets	274,167	270,074
Non-current assets:
Property, equipment and software, net	15,670	4,855
Goodwill	9,032	—
Intangibles, net	5,129	250
Restricted cash	10,971	7,816
Other assets	755	1,084
Total assets	$315,724	$284,079
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$14,533	$8,345
Customer liabilities	11,540	10,791
Line of credit	28,000	—
Total current liabilities	54,073	19,136
Non-current liabilities:
Non-current liabilities	5,885	99
Total liabilities	59,958	19,235
Commitments and Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value, 25,000,000 shares authorized; issued and outstanding 0 shares; aggregate liquidation preference $0 at December 31, 2014 and 2013	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 38,592,808 and 37,583,945 shares at December 31, 2014 and 2013, respectively	4	4
Additional paid-in capital	339,169	321,878
Accumulated other comprehensive loss	(55)	—
Accumulated deficit	(83,352)	(57,038)
Total stockholders’ equity	255,766	264,844
Total liabilities and stockholders’ equity	$315,724	$284,079

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)	(derived from audited financial statements)
Revenue	$43,886	$32,119	$159,084	$122,206
Cost of revenue	11,739	10,080	45,415	38,082
Gross profit	32,147	22,039	113,669	84,124
Marketing	9,336	7,015	32,667	25,926
Technology and development	10,312	6,016	36,981	22,451
Customer service and operations	4,566	3,713	17,314	13,552
General and administrative	5,186	3,791	20,902	13,145
Business e-mail compromise ("BEC") fraud loss	30,774	—	30,774	—
Total operating expense	60,174	20,535	138,638	75,074
Income (loss) from operations	(28,027)	1,504	(24,969)	9,050
Other income (expense):
Interest expense	(340)	(303)	(1,363)	(1,837)
Interest income	74	80	278	203
Other expense	(185)	(106)	(215)	(1,051)
Income (loss) before income taxes	(28,478)	1,175	(26,269)	6,365
(Benefit) provision for income taxes	(16)	22	45	37
Net income (loss)	$(28,462)	$1,153	$(26,314)	$6,328
Net income (loss) per share:
Basic	$(0.74)	$0.03	$(0.69)	$0.20
Diluted	$(0.74)	$0.03	$(0.69)	$0.17
Weighted-average shares used to compute net income (loss) per share:
Basic	38,521	37,494	38,195	30,906
Diluted	38,521	41,690	38,195	37,912

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,758,865	$1,366,767	$6,859,397	$5,544,755
Transactions	3,477,440	2,744,000	12,763,407	9,988,000
Active Customers	1,278,646	1,059,689	1,278,646	1,059,689
Gross Additional Customers	145,209	132,117	554,543	543,555
New Customers	118,072	112,980	465,339	481,110
Cost Per Acquisition of a Gross Additional Customer	$53	$42	$47	$38
Cost Per Acquisition of a New Customer	$65	$49	$56	$43
Adjusted EBITDA (in thousands)	$6,535	$3,333	$20,081	$14,378

	Three Months Ended,
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2014	2014	2014	2014	2013	2013	2013	2013
	(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,758,865	$1,718,499	$1,805,342	$1,576,691	$1,366,767	$1,515,557	$1,606,584	$1,055,847
Transactions	3,477,440	3,197,129	3,192,199	2,896,639	2,744,000	2,623,000	2,582,000	2,039,000
Active Customers	1,278,646	1,221,733	1,195,425	1,130,367	1,059,689	997,753	919,610	841,819
Gross Additional Customers	145,209	118,964	153,961	136,409	132,117	139,079	151,092	121,267
New Customers	118,072	96,632	133,540	117,095	112,980	123,600	134,899	109,631
Cost Per Acquisition of a Gross Additional Customer	$53	$44	$44	$48	$42	$35	$39	$36
Cost Per Acquisition of a New Customer	$65	$54	$50	$56	$49	$40	$44	$40
Adjusted EBITDA (in thousands)	$6,535	$4,955	$5,068	$3,523	$3,333	$3,322	$6,149	$1,574

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands, except per share data)
	(unaudited)
Non-GAAP net income per share:
GAAP net income (loss)	$(28,462)	$1,153	$(26,314)	$6,328
Add back: stock-based compensation	2,540	1,232	9,416	4,069
Add back: amortization of acquired intangible asset	203	—	814	—
Add back: business e-mail compromise ("BEC") fraud loss	30,774	—	30,774	—
Non-GAAP net income	$5,055	$2,385	$14,690	$10,397

Non-GAAP net income per diluted share	$0.12	$0.06	$0.35	$0.27

Non-GAAP diluted shares	41,289	41,690	41,599	37,912

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(28,462)	$1,153	$(26,314)	$6,328
(Benefit) provision for income taxes	(16)	22	45	37
Interest expense	340	303	1,363	1,837
Interest income	(74)	(80)	(278)	(203)
Amortization of acquired intangible asset	203	—	814	—
Depreciation and other amortization expense	1,230	703	4,261	2,310
Stock-based compensation	2,540	1,232	9,416	4,069
Business e-mail compromise ("BEC") fraud loss	30,774	—	30,774	—
Adjusted EBITDA	$6,535	$3,333	$20,081	$14,378

XOOM CORPORATION AND SUBSIDIARIES

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	March 31, 2015		December 31, 2015
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net income (loss)	$(4,128)	$(2,128)	$(1,824)	$3,176
Add back: stock-based compensation	3,221	3,221	13,290	13,290
Add back: amortization of acquired intangible asset	204	204	814	814
Non-GAAP net income (loss)	$(703)	$1,297	$12,280	$17,280

GAAP net income (loss) per diluted share	$(0.11)	$(0.05)	$(0.05)	$0.07
Non-GAAP net income (loss) per diluted share	$(0.02)	$0.03	$0.29	$0.40

GAAP diluted shares	38,840	38,840	39,449	42,917
Non-GAAP diluted shares	38,840	42,335	42,917	42,917

Adjusted EBITDA:
GAAP net income (loss)	$(4,128)	$(2,128)	$(1,824)	$3,176
Provision for income taxes	17	17	62	62
Interest expense	351	351	1,402	1,402
Interest income	(100)	(100)	(412)	(412)
Amortization of acquired intangible asset	204	204	814	814
Depreciation and other amortization expense	1,435	1,435	6,668	6,668
Stock-based compensation	3,221	3,221	13,290	13,290
Adjusted EBITDA	$1,000	$3,000	$20,000	$25,000